UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

BRE Properties, Inc.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-14306	94-1722214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of Principal Executive Offices)

(415) 445-6530

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 8.01 Other Events.

On October 14, 2010, BRE Properties, Inc. (the “Company”) announced the results of its fixed price cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.125% Convertible Senior Notes due 2026 (the “Notes”). The tender offer expired at midnight, New York City time, on October 13, 2010, with $321,334,000 in aggregate principal amount of the Notes (representing approximately 90.18% of the Notes outstanding prior to the Tender Offer) validly tendered, not withdrawn and accepted by the Company for purchase. In accordance with the terms of the Tender Offer, the consideration to be paid for the Notes is $1,040 per $1,000 in principal amount of the Notes, plus accrued and unpaid interest up to, but not including, October 14, 2010, the settlement date for the Tender Offer. The aggregate consideration to be paid for the Notes purchased, exclusive of accrued interest, is approximately $334,187,360. The Company will pay for all of the Notes purchased pursuant to the Tender Offer with available cash and drawings under its revolving line of credit.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the results of the cash tender offer.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of BRE Properties, Inc. dated October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 14, 2010	BRE Properties, Inc.

	By:	/s/ KERRY FANWICK
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel